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                                                                     EXHIBIT 1.1

                            UNDERWRITING AGREEMENT

                                                             ____________, _____


Transamerica Finance Corporation
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

          We understand that Transamerica Finance Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [insert principal amount and/or number of and title of Debt Securities (the "Offered Debt Securities") and/or Warrants (the "Offered Warrants")] [to be sold in units (the "Offered Units") each consisting of the amount of Offered Debt Securities and Offered Warrants set forth in Schedule I hereto] (the "Offered Securities") covered by Registration Statement No. 333-__________. The specific terms of the Offered Securities are set forth in Schedule I hereto. Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell and each underwriter named below (such underwriters being herein called the "Underwriters"), severally and not jointly agrees to purchase, at the purchase price set forth in Schedule I hereto, the [principal amount] [number] of such Offered Securities set forth opposite such Underwriter's name in Schedule II hereto.

          All the provisions contained in the document entitled Transamerica Finance Corporation Underwriting Agreement Standard Provisions for Debt Securities and Warrants (December 1998) (the "Standard Provisions"), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. For purposes of the Standard Provisions, the term Representatives shall mean
________________________________________________.

          The Underwriters will pay for the Offered Securities at the office of ___________________________________, ___________________________________,
___________________________________, at _____ A.M. _________________________
[time] on _________, ____________, ____or at such other time and place as shall be mutually agreed upon (the "Closing Date"), upon confirmation of delivery to the Underwriters in New York City of certificates for the Offered Securities in such denominations as the Underwriters request. Payment shall be made in the following funds:
_____________________________________________________________________________.

     The Company agrees to have the Offered Securities available for inspection, checking and packaging by the Underwriters in _________________________, not later than ____ _.M. (New York time) on the business day next preceding the Closing Date.
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     [The Representatives have received at the time this Agreement is executed a letter from Ernst & Young LLP, independent public accountants [or other independent accountants acceptable to the Representatives], dated the date of this Agreement, to the effect set forth in Exhibit D to the Underwriting Agreement Standard Provisions for Debt Securities and Warrants (December 1998), incorporated in this Agreement.]

     [If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Offered Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event
                                            --------  -------
that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule I hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company other than as provided in Section 9 hereof. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this paragraph shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.]

     [The Company will reimburse the Underwriters for their out-of-pocket expenses, including counsel fees, in connection with the issuance and sale of the Offered Securities pursuant to this Agreement.]

     Notices shall be sent to the Underwriters at the following addresses:
______________________________________________________________________________.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       2
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          Please confirm your agreement by having your authorized officers sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,


                                    (Signed on behalf of the Underwriters)/*/

                                    ____________________________________________

Accepted:

TRANSAMERICA FINANCE CORPORATION



By:_________________________
Title:______________________

Dated:  __________________




___________________
/*/ To be executed by all the Underwriters listed on Schedule II hereto or by one or more of such Underwriters on behalf of itself (themselves) and the other Underwriters listed on Schedule II.

                                       3
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                                  SCHEDULE I

Underwriting Agreement dated __________ __, ____.

Debt Securities

  Title:

  Principal amount and currency:

  Public offering price and currency:

  Purchase price and currency (include accrued interest and amortization, if any):

  Sinking fund provisions:

  Redemption or repayment provisions:

  Other provisions:

Warrants

  Title:

  Number:

  Warrant exercise price and currency:

  Public offering price and currency:

  Purchase price and currency:

  Principal amount and currency of Warrant Securities issuable upon exercise of one Warrant:

  Date after which Warrants are exercisable:

  Expiration date:

  Warrant Agent:  . . . (the "Warrant Agents")

  Other provisions:

Units

  Title and principal amount of Debt Securities and title and number of Warrants included in one Unit:

  Public offering price and currency:

                                      I-1
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  Purchase price and currency:

  Detachable Date:

  Other provisions:

Warrant Securities

  Title:

  Principal amount and currency:

  Sinking fund provisions:

  Redemption provisions:

  Other provisions:

                                      I-2
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                                  SCHEDULE II

NAME                                                          PRINCIPAL
                                                               AMOUNT/
                                                                NUMBER
                                                             -----------
     Total................................................
                                                             ===========

                                     II-1